Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2011 SECOND QUARTER FINANCIAL RESULTS

Continued Growth in Advanced Media Information (AMI) Division

Driven by Strong Revenue Gains in All AMI Product Lines

PORTLAND, Ore. (November 2, 2010) — Rentrak Corporation (NASDAQ: RENT), the leader in multi-screen media measurement serving the advertising and entertainment industries, today announced financial results for its fiscal second quarter ended September 30, 2010.

Consolidated revenues for the fiscal 2011 second quarter increased more than 13 percent from the year-ago period, principally reflecting continued strong growth in the company’s Advanced Media Information (AMI) division.

•

Revenues in the company’s AMI division grew 65 percent to $8.3 million for the second quarter of fiscal 2011. Excluding $2.7 million in revenues in the fiscal 2011 period associated with the company’s acquisition of Nielsen EDI and $1.1 million in revenues associated with a long-term development contract completed in the fiscal 2010 period, AMI division revenue would have grown 41 percent.

•	TV Essentials® revenues grew 159 percent, excluding the $1.1 million long-term development contract for the second quarter of fiscal 2010, to $1.5 million.

•

Revenues for the company’s Box Office Essentials® business grew 192 percent from the prior year second quarter to $4.4 million. Excluding the contribution from EDI, Box Office revenues would have grown 11 percent.

•	OnDemand Essentials® revenues grew 36 percent over the second quarter of fiscal 2010 to $2.0 million.

•	The AMI segment represented 34 percent of consolidated revenues, up from 24 percent for the year-ago period.

•	Gross margin in the company’s AMI division totaled 71 percent of AMI revenues.

•	Revenues in the company’s Home Entertainment division were $15.9 million, versus $16.3 million for the second quarter of fiscal 2010.

“This quarter we continued to make progress with our multi-screen database currency as we strengthened our position as the market leader in providing must-have media measurement services to the entertainment and advertising industries,” said Bill Livek, Rentrak’s Chief Executive Officer. “Our accomplishments continued as we signed several new agreements with a variety of TV networks and stations, driving substantial growth in each key product line in our AMI division. In addition to identifying new opportunities to bring our services to a greater number of customers in the U.S., we are also actively building our international platform to bring our unique set of measurement capabilities to international markets.”

Rentrak Reports Fiscal 2011 Second Quarter Financial Results

November 2, 2010

Gross margin improved to $11.0 million, or 46 percent of consolidated revenues, for the second quarter of fiscal 2011, from $8.4 million, or 39 percent of consolidated revenues, for the same period last year, as the company continued to shift its revenue and profit mix toward its AMI division, which generates significantly higher returns than its Home Entertainment business.

Operating expenses for the fiscal 2011 second quarter were $10.8 million, or 45 percent of consolidated revenues, compared with $7.9 million, or 37 percent of consolidated revenues, for the fiscal 2010 second quarter. The increase in operating expenses primarily reflected $500,000 in one-time charges related to the transition/expansion of EDI, $1.6 million in recurring EDI operating expenses, and $1.7 million in stock-based compensation expense.

Operating income for the fiscal 2011 second quarter was $241,000, which included the one-time item and stock-based compensation costs. Operating income for the fiscal 2010 second quarter was $502,000, which included $400,000 in severance expense, $100,000 in legal expense and $700,000 in stock-based compensation expense. Excluding one-time items and stock-based compensation costs in both periods, operating income would have been $2.4 million for the fiscal 2011 second quarter, versus $1.7 million for the fiscal 2010 second quarter.

Net income was $408,000, or $0.04 per diluted share, for the second quarter of fiscal 2011, compared with $676,000, or $0.06 per diluted share, for the second quarter of fiscal 2010. Excluding the one-time costs and stock-based compensation expense in both periods, net income for the fiscal 2011 second quarter would have been $2.3 million, or $0.21 per diluted share, compared with $1.5 million, or $0.14 per diluted share, for the second quarter of fiscal 2010. The reconciliation of non-GAAP EPS to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA for the second quarter of fiscal 2011 grew to $2.9 million from $1.7 million for the same quarter of the prior fiscal year. Excluding the one-time costs in both periods, adjusted EBITDA would have been $3.4 million for the fiscal 2011 second quarter, versus $2.2 million for the fiscal 2010 second quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak recorded a tax provision of $66,000 for the second quarter of fiscal 2011, versus $32,000 for the prior-year period. The change was due primarily to the tax impact of income generated in foreign locations.

The company generated $2.9 million in cash from operating activities for the second quarter of fiscal 2011 and $6.7 million for the six months ended September 30, 2010, compared with $2.1 million for the second quarter of fiscal 2010 and $4.7 million for the six months ended September 30, 2009.

Rentrak’s cash, cash equivalents and marketable securities balance rose to $27.1 million at September 30, 2010, from $19.9 million at March 31, 2010.

Rentrak Reports Fiscal 2011 Second Quarter Financial Results

November 2, 2010

Rentrak said that it recently accomplished several important milestones including:

•	Bringing several new TV network clients to its TV Essentials® measurement product, including Olympusat, Smithsonian and Trinity Broadcasting, bringing total network clients to approximately 55.

•

Growing StationView Essentials to include approximately 55 TV stations in roughly 30 TV markets, including the recent addition of eight new TV stations from station groups Barrington Broadcasting, New Vision Television and Nexstar Broadcasting. In June the company reported approximately 25 TV station customers in roughly 10 TV markets.

•	Adding set-top-box viewing information data from Midcontinent, the leading provider of cable television in the upper Midwest, to Rentrak’s TV Essentials® national and local TV database services.

•

Fully integrating DISH Network’s data into TV Essentials®, the company’s viewership measurement service, making Rentrak the only company to provide a comprehensive database look at television viewing habits in all 210 television markets throughout the U.S.

•	Signing several new agreements for its OnDemand Essentials® video-on-demand measurement service, including Cinetic’s “FilmBuff” service, Gravitas Ventures and RightNetwork.

Long-Term Business Metrics

Rentrak anticipates that its Box Office business will grow in the 5 percent range annually, after taking into account the addition of the EDI business. The company’s video-on-demand business is expected to grow approximately 15 percent annually. Gross margins in Rentrak’s AMI business are projected to decline from the current 70 percent range to the 50 to 60 percent range over the long-term, due to the expected strong growth of the company’s TV Essentials business. The company’s Home Entertainment business should decline approximately 5 to 10 percent per year, with gross margins approximating 30 percent.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET) / 2:00 p.m. (PT) today to discuss its 2011 second quarter financial results. Shareowners, members of the media and other interested parties may participate in the call by dialing 877-941-0844 from the U.S. or Canada, or 480-629-9645 from international locations, passcode 4375425. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through November 2, 2011. An audio replay of the conference call is available through midnight November 9, 2010 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4375425.

About Rentrak Corporation

Rentrak (NASDAQ: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as alternative currencies for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipate,” “expects,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, that Rentrak is the market leader in providing must-have media measurement services to the entertainment and advertising industries, and that the company will be successful in expanding its services to additional international markets and Rentrak’s anticipated gross margins in its business offerings and segments, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak’s financial results include customer demand for movies in various media formats subject to

Rentrak Reports Fiscal 2011 Second Quarter Financial Results

November 2, 2010

company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s March 31, 2010 annual report on Form 10-K filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

# # #

(Financial Tables Follow)

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30,	March 31,
	2010	2010
Assets
Current Assets:
Cash and cash equivalents	$2,531	$2,435
Marketable securities	24,559	17,490
Accounts and notes receivable, net of allowances for doubtful accounts of $601 and $565	16,631	19,862
Taxes receivable and prepaid taxes	1,884	1,235
Other current assets	876	916

Total Current Assets	46,481	41,938

Property and equipment, net of accumulated depreciation of $12,277 and $10,985	8,472	7,569
Goodwill	3,433	3,396
Other intangible assets, net of accumulated amortization of $329 and $76	11,204	11,344
Other assets	652	559

Total Assets	$70,242	$64,806

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,840	$6,170
Accrued liabilities	1,250	1,174
Accrued compensation	4,010	2,543
Deferred income tax liabilities	114	68
Deferred revenue	1,591	1,356

Total Current Liabilities	12,805	11,311

Deferred rent, long-term portion	892	924
Deferred income tax liabilities	285	328
Taxes payable, long-term	976	1,015

Total Liabilities	14,958	13,578

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,956 and 10,595	11	11
Capital in excess of par value	52,252	48,887
Accumulated other comprehensive income	285	89
Retained earnings	2,736	2,241

Total Stockholders’ Equity	55,284	51,228

Total Liabilities and Stockholders’ Equity	$70,242	$64,806

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2010	2009	2010	2009
Revenue	$24,132	$21,323	$48,693	$42,960
Cost of sales	13,091	12,902	26,995	27,139

Gross margin	11,041	8,421	21,698	15,821

Operating expenses:
Selling and administrative	10,705	7,792	21,279	14,909
Provision for doubtful accounts and notes	95	127	212	298

	10,800	7,919	21,491	15,207

Income from operations	241	502	207	614

Other income:
Interest income, net	111	206	203	505
Other income	122	—	124	—

	233	206	327	505

Income before income taxes	474	708	534	1,119
Provision for income taxes	66	32	39	161

Net income	$408	$676	$495	$958

Basic net income per share	$0.04	$0.06	$0.05	$0.09

Diluted net income per share	$0.04	$0.06	$0.04	$0.09

Shares used in per share calculations:
Basic	10,972	10,478	10,851	10,466

Diluted	11,460	11,040	11,325	10,954

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Six Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$495	$958
Adjustments to reconcile net income to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	999	14
Depreciation and amortization	1,540	1,072
Impairment of capitalized software projects	8	65
Stock-based compensation	3,456	808
Excess tax benefits from stock-based compensation	(941)	(7)
Deferred income taxes	(122)	207
Gain on liquidation of investment	(104)	—
Gain on sale of assets	(12)	—
Realized gain on marketable securities	(8)	—
Provision (credit) for doubtful accounts and notes receivable	36	(39)
(Increase) decrease in:
Accounts and notes receivable	3,254	3,190
Taxes receivable and prepaid taxes	(651)	699
Other current assets	(327)	(305)
Increase (decrease) in:
Accounts payable	(341)	(1,016)
Taxes payable	—	(149)
Accrued liabilities and compensation	(774)	195
Deferred revenue and other liabilities	194	(957)

Net cash provided by operating activities	6,702	4,735

Cash flows from investing activities:
Purchase of marketable securities	(10,782)	—
Sale of marketable securities	3,800	—
Proceeds on the sale of assets	14	—
Proceeds on the liquidation of investment	224	—
Purchase of property and equipment	(1,967)	(1,639)

Net cash used in investing activities	(8,711)	(1,639)

Cash flows from financing activities:
Issuance of common stock	1,031	314
Excess tax benefits from stock-based compensation	941	7
Repurchase of common stock	—	(302)

Net cash provided by financing activities	1,972	19

Effect of foreign exchange translation on cash	133	178

Increase in cash and cash equivalents	96	3,293

Cash and cash equivalents:
Beginning of period	2,435	4,601

End of period	$2,531	$7,894

Supplemental non-cash information:
Capitalized stock-based compensation	$241	$—

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Information by Segment

(Unaudited)

(in thousands)

		For the Three Months		For the Six Months
		Ended September 30,		Ended September 30,
		2010	2009	2010	2009
HOME	Sales to external customers	$15,865	$16,299	$32,155	$34,365
ENTERTAINMENT	Gross margin	$5,136	$4,812	$9,873	$9,951

AMI	Sales to external customers	$8,267	$5,024	$16,538	$8,595
	Gross margin	$5,905	$3,609	$11,825	$5,870

Total	Sales to external customers	$24,132	$21,323	$48,693	$42,960
	Gross margin	$11,041	$8,421	$21,698	$15,821

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(Unaudited)

(in thousands)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net Income	$408	$676	$495	$958
Adjustments:
Provision for income taxes	66	32	39	161
Interest income, net	(111)	(206)	(203)	(505)
Depreciation and amortization	784	548	1,540	1,072
Stock-based compensation	1,712	688	3,456	808

Adjusted EBITDA	$2,859	$1,738	$5,327	$2,494

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with our reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP financial measures for the three and six month periods ended September 30, 2010 and 2009, is included in the above table. Management of the Company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the Company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the Company’s internally-developed software policies and the Company’s use of stock-based compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the Company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the Company’s underlying financial performance and ability to generate cash flows from operations.

Rentrak Reports Fiscal 2011 Second Quarter Results

November 2, 2010

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP EPS

(Unaudited)

For the Three Months
Ended September 30,
	2010		2009

EPS, Diluted	$0.04	EPS, Diluted	$0.06
Impact of:		Impact of:
One-time item(s):		One-time item(s):
EDI Transition/Expansion	0.04	Severance	0.02
		Legal costs - organizational changes	0.01

Total one-time item(s)	0.04	Total one-time item(s)	0.03
Stock-based compensation	0.13	Stock-based compensation	0.05

Total one-time item(s) and stock-based compensation	0.17	Total one-time item(s) and stock-based compensation	0.08

Non-GAAP EPS, Diluted	$0.21	Non-GAAP EPS, Diluted	$0.14

For the Six Months
Ended September 30,
	2010		2009

EPS, Diluted	$0.04	EPS, Diluted	$0.09
Impact of:		Impact of:
One-time item(s):		One-time item(s):
EDI Transition/Expansion	0.07	Severance	0.02
		Legal costs - organizational changes	0.01

Total one-time item(s)	0.07	Total one-time item(s)	0.03
Stock-based compensation	0.24	Stock-based compensation	0.05

Total one-time item(s) and stock-based compensation	0.31	Total one-time item(s) and stock-based compensation	0.08

Non-GAAP EPS, Diluted	$0.35	Non-GAAP EPS, Diluted	$0.17

From time to time, we may refer to “non-GAAP EPS” in our conference calls and discussions with analysts in connection with our reported historical financial results. This financial measure does not represent EPS as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported EPS. The reconciliation of GAAP and Non-GAAP financial measures for the three and six month periods ended September 30, 2010 and 2009, is included in the above table. Management of the Company believes that one-time items and stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the Company. Due to the nature of the Company’s equity and stock-based compensation plans and items which are considered nonrecurring in nature, the Company’s EPS, which includes these items, may not be indicative of its on-going operating performance. Therefore, the Company believes that using the measure of “non-GAAP EPS” will help provide a better understanding of the Company’s underlying financial performance.